[VALENCE TECHNOLOGY, INC. LETTERHEAD]


                                             EQUITY LINE OF CREDIT

BINDING TERM SHEET                   This Term Sheet constitutes a binding agreement between
                                     Valence Technology, Inc. and Mr. Carl E. Berg.

COMPANY:                             Valence Technology, Inc.

ISSUE AMOUNT:                        Up to $20 million of restricted Common Stock

TERM:                                The term of the equity line of credit will be for
                                     2 years, commencing July 1, 2004 (the "Term").

COMPANY RIGHT TO PUT RESTRICTED      1. The Company shall have the option during the Term
STOCK:                               to cause Mr. Berg to purchase up to $20 million of the
                                     restricted Common Stock of the Company in
                                     one or more installments.
                                     2. The Company may exercise its option to cause
                                     Mr. Berg to purchase restricted Common Stock by
                                     delivery of a written notice to Mr. Berg
                                     (the "Draw Down Notice"). Each Draw Down
                                     Notice shall specify the dollar amount of
                                     the restricted Common Stock to be purchased
                                     in the draw down, which shall not exceed $3
                                     million, (the "Draw Down Amount") and the
                                     date of the closing of the purchase (each,
                                     a "Closing Date"), which shall be at least
                                     two business days and no more than five
                                     business days after delivery of the Draw
                                     Down Notice.
                                     3. The aggregate Draw Down Amounts in any
                                     particular fiscal quarter shall not exceed $6 million.
                                     4. On each Closing Date, the Company will issue to
                                     Mr. Berg that number of shares of Common Stock
                                     equal to the Draw Down Amount divided by
                                     the Purchase Price. Each certificate
                                     evidencing the shares shall bear a
                                     restricted legend indicating that the
                                     shares may not be sold or transferred
                                     unless registered or pursuant to a
                                     transaction exempt from the applicable
                                     securities laws.

PURCHASE PRICE: The Purchase Price for the sale of the restricted Common Stock sold as part of any draw down shall be the average of the closing bid prices of the Common Stock for the five trading days prior to the Closing
                                     Date.

REGISTRATION RIGHTS:                 In conjunction with the first draw down, the
                                     Company will amend its existing registration
                                     rights agreement with Mr. Berg to add the shares
                                     issued in any draw down pursuant to the line of
                                     credit as registrable securities thereunder.


                                       1


COMMITMENT REDUCTION                 If at any time during the Term the Company enters
                                     into: 1) a debt or equity financing arrangement with
                                     a third party or 2) closes on the sale of the Company's
                                     building or equipment from its Northern Ireland facility,
                                     Mr. Berg shall have the option to reduce the commitment
                                     to provide funding under this agreement by up to the amount of net proceeds received by the Company in such transaction, on a dollar-for-dollar basis (to a maximum of the Draw
                                     Down Amount remaining un-funded under this agreement).

TERMINATION                          The commitment under this agreement may be
                                     terminated in the event of the closing of a
                                     merger or acquisition in which the combined
                                     company's financial resources are adequate
                                     to cover its planned obligations through at
                                     least June 30, 2005.

TRANSFERABILITY                      Mr. Berg may cause another person or entity to provide
                                     funding under this agreement.

LEGAL FEES, EXPENSES                 The Company shall reimburse all legal fees and expenses
                                     related this transaction upon formal request by Mr. Berg.



This equity line of credit has been entered into as of the 11th day of June, 2004.



Valence Technology, Inc.



/s/ Kevin W. Mischnick                       /s/ Carl E. Berg
- ----------------------------------           ----------------------------------
    Kevin W. Mischnick                           Carl E. Berg
    VP of Finance